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                                                                EXHIBIT 23.1(B)

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Southern Pacific Funding Corporation:

  We consent to the use of our report on the consolidated financial statements of Southern Pacific Funding Corporation and Subsidiaries included herein and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-4 (No. 333-30809) of Imperial Credit Capital Trust I, Imperial Credit Industries, Inc., Imperial Business Credit, Inc., Imperial Credit Advisors, Inc., Automarketing Network, Inc., Imperial Credit Commercial Asset Management Corp. and Imperial Credit Worldwide, Ltd.

                                          KPMG Peat Marwick LLP

Portland, Oregon

May 14, 1998